© 2025 SEI® 1 Company Contact: Media Contact: Leslie Wojcik Eric Hazard SEI Vested +1 610-676-4191 1+ 917-765-8720 lwojcik@seic.com eric@fullyvested.com Pages: 3 FOR IMMEDIATE RELEASE SEI and Stratos Wealth Holdings Announce Strategic Investment and Business Partnership Partnership Reinforces Value of Advice, Delivering Wealth Management and Services at Scale OAKS, Pa., July 18, 2025 – SEI® (NASDAQ:SEIC) and Stratos Wealth Holdings today announced that they have entered into a business partnership, underscored by a shared commitment to helping advisors scale and grow their businesses. SEI will make a strategic investment in the Stratos business, a family of companies focused on supporting the success of financial advisors across business models and affiliation structures. Based in Beachwood, OH, Stratos includes a national network of more than 360 experienced financial advisors and financial planning practitioners working across 26 states throughout the United States. Founder and CEO Jeff Concepcion will continue to lead the Stratos business, which will operate under its recognized brand and as an affiliated business of SEI. Stratos’ existing business and client service model, including custodial relationships, will continue, and its current offerings will be reinforced by SEI’s capabilities across technology, custody, operations, and asset management. Commenting on the partnership, Concepcion said: “As we strive to impact advisors’ success, we were seeking a partner that would not only provide investment capital, but also the expertise to help power growth. Working with SEI is a key aspect of our ongoing strategic vision, which provides advisors with the flexibility they need to achieve their goals. We’re excited about this partnership because it strengthens our offerings. SEI’s robust set of solutions and services will enhance our ability to operate at scale, while delivering advisors a highly personalized level of service. Press release.

© 2025 SEI 2 “We have worked closely with SEI for 15 years, and we appreciate their shared commitment to consistently delivering value to our advisors. We are closely aligned with their leadership on how to foster independence—a key for advisors in helping clients meet their financial goals. SEI’s breadth of capabilities and its connections across the industry can significantly enhance and advance the services we deliver to make doing business and serving clients more seamless for advisors.” Ryan Hicke, CEO of SEI, added: “We’re making a strategic investment that reinforces our unwavering belief in financial advisors and their delivery of advice, and Stratos brings an intimate understanding of what adds value to an advisor’s business. Their approach to coaching, building sustainable value, and focusing on client acquisition and service can help advisors scale their businesses, drive more organic growth, and address the industry’s most prevalent challenges. “Partnering with Stratos allows us to build upon our world-class investment management, processing, and operations capabilities with deeper insight into the demands and needs of the end client, so we can continue to enhance the solutions and services we provide across all intermediaries. As we look to the future of wealth management, this partnership enables us to help accelerate growth for advisors and wealth managers, solve succession and business transition challenges, and develop the next generation of professionals delivering advice. We share Stratos’ deep respect for independence and look ahead with excitement as we build a long-standing partnership that can simplify the complex and amplify the value of advice.” A newly formed entity will purchase the operating entities comprising the current Stratos business. SEI will pay a total cash consideration of approximately $527 million for 57.5% of the equity of this entity. Certain legacy Stratos equity holders will continue to own 42.5%, which is subject to put/call rights that, if fully exercised, will result in SEI owning 100% of the entity. As part of the transaction, Emigrant Partners will exit their investment in Stratos at closing. Subject to applicable regulatory approval and other customary closing conditions, the transaction is expected to close in two stages: The U.S.-based Stratos business, representing approximately 80% of the transaction value, is expected to close in the second half of 2025, and the Mexico-based NSC business is expected to close in the first half of 2026. Goldman Sachs & Co. LLC served as financial advisor to Stratos, and Alston & Bird LLP served as legal counsel to Stratos. Wells Fargo served as financial advisor to SEI, and Holland & Knight served as legal counsel to SEI. About SEI® SEI (NASDAQ: SEIC) is a leading global provider of financial technology, operations, and asset management services within the financial services industry. SEI tailors its solutions and services to help clients more effectively deploy their capital—whether that’s money, time, or talent—so they can better serve their clients and achieve their growth objectives. As of March 31, 2025, SEI manages, advises, or administers approximately $1.6 trillion in assets. For more information, visit seic.com. About Stratos Wealth Holdings

© 2025 SEI 3 Stratos is a family of companies including affiliated registered investment advisors. Stratos supports a network of independent financial advisors by providing flexible affiliation models, including a hybrid option, and practice management consulting, operations, IT, and compliance services. Financial advisors associated through the Stratos network of registered investment advisors advise and service more than $37 billion in client assets. Forward-looking statements This communication contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward- looking statements by terminology, such as "may," "will," "expect," "believe," ”remain” and "continue" or "appear." SEI’s forward-looking statements include its current expectations as to: • the benefits that SEI’s clients may derive from its capabilities; • the going-forward operating model for Stratos; • SEI’s ability to realize the various aspects of its strategic rationale for the Stratos partnership; • the benefits that Stratos may derive from SEI’s investment and capabilities; and • the degree to which the put/call features of the transaction will be exercised. You should not place undue reliance on any forward-looking statements, as they are based on the current beliefs and expectations of management and subject to significant risks and uncertainties, many of which are beyond management’s control or are subject to change. Although management believes the assumptions upon which the forward-looking statements are based are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in SEI’s forward-looking statements can be found in the "Risk Factors" section of SEI’s Annual Report on Form 10-K for the year ended Dec. 31, 2024, filed with the Securities and Exchange Commission. ###